                                                                     EXHIBIT 1.1
================================================================================




                               VOTING AGREEMENT



                                 by and among



                               ROBERT T. WALSTON

                      TECHNICAL SERVICES PARTNERS, L.P.,

                    WARBURG, PINCUS EQUITY PARTNERS, L.P.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.,

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

                                      and

             WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.



                                  dated as of

                               January 18, 1999




================================================================================

                               TABLE OF CONTENTS


                                                                                    Page
                                                                                    ----
                                  ARTICLE I.
Section 1.1.   Representations and Warranties of the Stockholder ..................   2
Section 1.2.   Representations and Warranties of TSP ..............................   3
Section 1.3.   Representations and Warranties of Purchasers .......................   3

                                  ARTICLE II.

Section 2.1.   Transfer of the Shares .............................................   4
Section 2.2.   Adjustments ........................................................   5

                                 ARTICLE III.

Section 3.1.   Voting Agreement ...................................................   5
Section 3.2.   No Solicitation ....................................................   6
Section 3.3    Directors ..........................................................   7

                                  ARTICLE IV.

Section 4.1.   Termination ........................................................   8
Section 4.2.   Expenses ...........................................................   8
Section 4.3.   Further Assurances .................................................   8
Section 4.4.   Publicity ..........................................................   8
Section 4.5.   Enforcement of the Agreement .......................................   8
Section 4.6.   Miscellaneous ......................................................   9

                                      (i)

SCHEDULE 1.1(b)     Additional Securities Beneficially Owned by Stockholder

SCHEDULE 1.1(c)     Convertible Securities Beneficially Owned by Stockholder

SCHEDULE 2.1        Unencumbered Shares of Stockholder

                                     (ii)

                             TABLE OF DEFINED TERMS

                                                                                   Page
                                                                                   ----
Agreement ........................................................................   1
Closing Date .....................................................................   2
Common Stock .....................................................................   1
Company Purchase Agreement .......................................................   1
Exchange Act .....................................................................   2
Lien .............................................................................   2
Purchaser ........................................................................   1
Purchaser Designees ..............................................................   7
Purchasers .......................................................................   1
Shares ...........................................................................   1
Stockholder ......................................................................   1
TSP ..............................................................................   1
TSP Purchase Agreement ...........................................................   1
TSP Shares .......................................................................   1
TSP/Walston Agreement ............................................................   1

                                     (ii)

                  VOTING AGREEMENT, dated as of January 18, 1999 (this "Agreement"), by and among Warburg, Pincus Equity Partners, L.P., a Delaware
 ---------
limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (each, a "Purchaser", and collectively,
                                            ---------
"Purchasers"), Robert T. Walston, an individual (the "Stockholder") and
 ----------                                           -----------
Technical Services Partnership, L.P., a Delaware limited partnership ("TSP").
                                                                       ---
                  WHEREAS, TSP is the record and beneficial owner of 4,552,502 shares (the "TSP Shares") of common stock, $.01 par value per share (the "Common
             ----------                                                   ------
Stock") of Four Media Company, a Delaware corporation (the "Company"); and
-----                                                       -------

                  WHEREAS, pursuant to an agreement with TSP (the "TSP/Walston
                                                                   -----------
Agreement"), the Stockholder has beneficial ownership of 1,432,875 of the TSP
---------
Shares (the "Shares"); and
             ------

                  WHEREAS, Purchasers and the Company have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Company
                                                                 -------
Purchase Agreement"), which provides, among other things, that, upon the terms
------------------
and subject to the conditions therein, Purchasers will purchase from the Company and the Company will sell to Purchasers 6,582,607 shares of Common Stock and will issue to Purchasers a warrant to purchase an additional 1,100,000 shares of Common Stock; and

                  WHEREAS, Purchasers and TSP have entered into a Stock Purchase

Agreement, dated as of the date hereof (the "TSP Purchase Agreement"), which
                                             ----------------------
provides, among other things, that, upon the terms and subject to the conditions therein, Purchasers will purchase from TSP, and TSP will sell to Purchasers, a total number of shares of Common Stock representing the difference between the TSP Shares and the Shares; and

                  WHEREAS, as a condition to the willingness of Purchasers to enter into the Company Purchase Agreement, Purchasers have requested that the Stockholder agree, and in order to induce Purchasers to enter into the Company Purchase Agreement, the Stockholder has agreed, to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE I.

      Section 1.1. Representations and Warranties of the Stockholder. The
                   -------------------------------------------------
Stockholder represents and warrants to Purchasers, as of the date hereof and as of the closing under the Company Purchase Agreement (the "Closing Date"), as
follows:                                                  ------------

     (a) Pursuant to the TSP/Walston Agreement, the Stockholder shares beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all
                          ------------
purposes of this Agreement) with TSP of, and (subject to such shared beneficial ownership) has good title to, all of the Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (each, a "Lien") (including any restriction on the right to vote, sell or otherwise
 ----
dispose of the Shares) except for immaterial Liens which shall not materially affect the Stockholder's ability to perform his obligations under this Agreement.

     (b) Except as set forth on Schedule 1.1(b), the Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder (excluding any securities beneficially owned by any of his affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definitions will apply for all purposes of this Agreement) as to which he does not have voting or investment power); provided, however, that the Stockholder does not have any voting power with respect to the Shares which voting power is held exclusively by TSP.

     (c) Except as set forth on Schedule 1.1(c), and except for the Shares, the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement and the TSP/Walston Agreement, that allows or obligates him to vote or acquire any securities of the Company. The Stockholder holds no power to vote the Shares and has not granted a proxy to any other Person (as defined in the Company Purchase Agreement, which definition will apply for all purposes of this Agreement) to vote the Shares, subject to the limitations set forth in this Agreement.

     (d) This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Purchasers, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (e) Neither the execution and delivery of this Agreement nor the performance by the Stockholder of his obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Shares under (collectively, a "Conflict"), (i)
                                                               --------
any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound, to the extent such Conflict would be reasonably likely to affect the Stockholder's ability to consummate the transactions contemplated hereby or (ii) any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder, to the extent such Conflict would be reasonably likely to affect the Stockholder's ability to consummate the transactions contemplated hereby.

     (f) To the Stockholder's actual knowledge, the representations and warranties of TSP contained in Sections 2.1(b), 2.1(c) and 2.1(d) of the TSP Purchase Agreement are true and correct in all material respects.

     Section 1.2.   Representations and Warranties of TSP.  TSP represents and
                    -------------------------------------
warrants to Purchasers, as of the date hereof and as of the Closing Date, as follows:

     (a) To its knowledge, pursuant to the TSP/Walston Agreement and by virtue of his shared beneficial ownership of the Shares, the Stockholder holds no power to vote the Shares which power is held exclusively by TSP; the Stockholder has the power to enter into this Agreement, and for so long as this Agreement shall remain in full force and effect, TSP shall have exclusive rights with respect to voting the Shares, but no other rights with respect to the Shares, and may not amend in any way the terms of this Agreement without Purchasers' written consent.

     Section 1.3.   Representations and Warranties of Purchasers. Each Purchaser
                    --------------------------------------------
jointly and severally represents and warrants to the Stockholder and the Company, as of the date hereof and as of the Closing Date, as follows:

     (a) Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

     (b) This Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by the Stockholder and of such other Transaction Documents by the other parties thereto, are the valid and binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) Neither the execution and delivery of this Agreement nor the performance by each Purchaser of its obligations hereunder will Conflict with
(i) its certificate of limited partnership, partnership agreement or comparable instrument, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Purchaser is a party or by which such Purchaser is bound to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under this Agreement or the Company Purchase Agreement or (iii) any judgment, writ, decree, order or ruling applicable to such Purchaser to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under this Agreement or the Company Purchase Agreement.

     (d) Neither the execution and delivery of this Agreement nor the performance by each Purchaser of its obligations hereunder will violate any law, decree, statute, rule or regulation applicable to such Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity (as such term is defined in the Company Purchase Agreement) or public or judicial authority, other than any required notices or filings with the Federal Communications Commission or pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder or the federal securities laws.

                                  ARTICLE II.

          Section 2.1.   Transfer of the Shares. Except as set forth in Schedule
                         ----------------------                         --------
2.1, during the term of this Agreement the Stockholder will not (a) tender into
---
any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the Shares, (b) acquire any shares of Common Stock or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 2.2 of this Agreement or in connection with the grant of 2,500,000 options to be granted to the Stockholder under the Company's amended 1997 Stock Option Plan), (c) deposit the Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect to the Shares, (d) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company or (e) amend, modify or terminate or cause any amendment, modification or termination of the TSP/Walston Agreement.

          Section 2.2.   Adjustments.
                         -----------
          (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing the Stockholder's ownership of the Company's capital stock or other securities or
(ii) the Stockholder becomes the beneficial owner of any additional shares of Common Stock or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause
(ii), as though they were Shares hereunder.

          (b) The Stockholder hereby agrees, while this Agreement is in effect, promptly to notify Purchasers of the number of any new shares of the Common Stock acquired by the Stockholder, if any, after the date hereof.


                                 ARTICLE III.

          Section 3.1.   Voting Agreement. The Stockholder, by this
                         ----------------
Agreement, does hereby constitute and appoint Purchasers, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the Shares Stockholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign his name (as stockholder) to any consent, certificate or other document relating to the Company that laws of the State of Delaware may require or permit) (x) in favor of approval and adoption of the Company Purchase Agreement, the Company Voting Matters (as defined in the Company Purchase Agreement) and the other transactions contemplated thereby and (y) against (a) any Takeover Proposal (as defined in the Company Purchase Agreement), (b) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Company Purchase Agreement and (c) the following actions (other than the other transactions contemplated by the Company Purchase Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (ii) a sale, lease or transfer of a substantial amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries;
(iii) (A) any change in a majority of the persons who constitute the Board of Directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Certificate of Incorporation or Bylaws of the Company, as amended through the date hereof; (C) any other material change in the Company's corporate structure or business; or
(D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by this Agreement and the Company Purchase Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and the Stockholder declares that it is irrevocable during and for the term of this Agreement. The Stockholder hereby revokes all and any other proxies with respect to the Shares that he may have heretofore made or granted and agrees that no other writing or instrument shall be required in order to grant the proxy and rights to Purchasers granted hereby. For Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder shall use his reasonable best efforts to cause any record owner of such Shares including, without limitation, TSP with respect to the TSP Shares, to grant to Purchasers a proxy to the same effect as that contained herein.

          Section 3.2.   No Solicitation. The Stockholder will not, directly or
                         ---------------
indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a sale or transfer of any of the Shares or a Takeover Proposal or (ii) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a sale or transfer of any of the Shares or a Takeover

Proposal. The Stockholder shall immediately advise Purchasers in writing of the receipt of request for information or any inquiries or proposals relating to a sale or transfer of any of the Shares or a Takeover Proposal. Notwithstanding the foregoing, this Section 3.2 shall not restrict the Stockholder from fulfilling his fiduciary duties as a director of the Company pursuant to Section 5 of the Company Purchase Agreement.

          Section 3.3. Directors.
                       ---------

           (a) The Stockholder agrees to vote (i) all of the Shares, (ii) any additional shares of Common Stock issued to him upon exercise of any outstanding or future issued stock options or warrants to purchase Common Stock (including, without limitation, the options to purchase 2,500,000 shares of Common Stock to be granted to the Stockholder under the Company's amended 1997 Stock Option
Plan) and (iii) any other securities of the Company issued to him, including securities issued to him in connection with a transaction of the type described in Section 2.2, in each case in favor of any nominees of Purchasers for election to the Board of Directors of the Company pursuant to Section 6.11 of the Company Purchase Agreement (the "Purchaser Designees"), at each meeting of the
                         -------------------
stockholders of the Company at which the stockholders are voting on the election of directors to the Board of Directors of the Company or any action so taken by written consent; provided, however, that the Stockholder shall only be required
                 --------  -------
to vote such securities in favor of the Purchaser Designees for so long as Purchasers shall be entitled, pursuant to Section 6.11 of the Company Purchase Agreement, to designate directors for election to the Board of Directors of the Company.

          (b) Purchasers agree to vote all of the shares of Common Stock purchased by them pursuant to the Company Purchase Agreement and the Additional Purchase Agreements (as defined in the Company Purchase Agreement) and the shares of Common Stock issued to them upon exercise of the Warrant and any other securities of the Company issued to them, in each case in favor of the Stockholder for election to the Board of Directors of the Company, at each meeting of the stockholders of the Company at which the stockholders are voting on the election of directors to the Board of Directors of the Company or any action so taken by written consent; provided, however, that Purchasers shall
                                    --------  -------
only be required to vote such securities in favor of the Stockholder for so long as the Stockholder shall be the Company's Chief Executive Officer pursuant to the terms of the employment agreement, dated as of the date of this Agreement, between the Company and the Stockholder. This Section 3.3 and the agreement set forth herein shall expressly survive the termination of this Agreement.

                                   ARTICLE IV.

          Section 4.1. Termination. This Agreement will terminate on the
                        -----------
earliest to occur of (A) the termination of the Company Purchase Agreement, (B) the Closing Date, (C) the mutual agreement of the Stockholder, the Company and Purchasers to so terminate and (D) the Expiration Date (or, if applicable, the Extended Expiration Date) (each as defined in the Company Purchase Agreement).

          Section 4.2. Expenses. Except as otherwise expressly provided
                       --------
in the Company Purchase Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Purchasers, on the one hand, and the Stockholder, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

          Section 4.3. Further Assurances. Each party hereto will execute and
                       ------------------
deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

          Section 4.4. Publicity. Purchasers and the Stockholder shall
                       ---------
consult with each other and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or the Company Purchase Agreement or the other transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement before such consultation, except as may be required by law or applicable stock exchange rules. The Company shall be an express third party beneficiary of this Section 4.4.

          Section 4.5. Enforcement of the Agreement. The Stockholder,
                       ----------------------------
Purchasers and TSP acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          Section 4.6. Miscellaneous.
                       -------------

           (a) All representations and warranties contained herein will terminate upon the termination hereof. The covenants and agreements made herein will survive the Closing Date in accordance with their respective terms.

           (b) Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

           (c) This Agreement, the other Transaction Documents and the other agreements attached as Exhibits to the Company Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements among such parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

           (d) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

           (e) With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the Stockholder and Purchasers each hereby submit to the exclusive jurisdiction of any state or federal court sitting in the State of California and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

           (f) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

           (g) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

           If to any of Purchasers to:

               Warburg, Pincus Equity Partners, L.P.
               466 Lexington Avenue
               New York, NY  10017
               Attention:  David E. Libowitz
               Telecopier:  (212) 878-9351

               With a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, New York  10019
               Attention:  Neil Novikoff, Esq.
               Telecopier:  (212) 728-8111

           If to the Stockholder to:

               Robert T. Walston
               c/o Four Media Company
               625 Arizona Avenue
               Santa Monica, CA  90401
               Attention:  William E. Niles, Esq.
               Facsimile:  310-587-1277

           With a copy to:

               Alschuler Grossman Pines Stein & Kahan LLP
               2049 Century Park East, 39th Floor
               Los Angeles, California 90067-3123
               Attention:      Robert Kahan, Esq.
               Telecopier:     310-552-6077

           If to TSP to:

               Technical Services Partners, L.P.
               c/o Steinhardt Partners
               605 Third Avenue
               New York, New York  10158
               Attention: Shimon Topor
               Telecopier:

           With a copy to:

               Schulte Roth & Zabel LLP
               900 Third Avenue
               New York, NY  10022
               Attention:  Stuart D. Freedman, Esq.
               Telecopier: 212-593-5955

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

          (h) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

          (i) This Agreement and each of the other Transaction Documents (as such term is defined in the Company Purchase Agreement) shall (i) be executed simultaneously and at such time shall be valid and binding obligations of each of the parties and signatories thereto and (ii) simultaneously be consummated at the Closing.

          (j) Neither this Agreement nor any of the rights or obligations of any party hereto may be assigned without the prior written consent of the other parties hereto, except that Purchasers may, without such consent, assign this Agreement and any of such rights and obligations to one or more of their affiliates. Any such assignment shall not, however, act as a release of the assigning Person. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and no other Person shall have any right, benefit or obligation hereunder.

          (k) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

          (l) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (m) All representations and warranties of Purchasers hereunder shall be joint and several obligations.

           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                               WARBURG, PINCUS EQUITY PARTNERS, L.P.

                               By:  Warburg, Pincus & Co., its general partner

                               By: /s/ David E. Libowitz
                                  ----------------------------------------------
                               Name:  David E. Libowitz
                               Title: Managing Director



                               WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I,
                               C.V.

                               By:  Warburg, Pincus & Co., its general partner

                               By: /s/ David E. Libowitz
                                  ----------------------------------------------
                               Name:  David E. Libowitz
                               Title: Managing Director


                               WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.

                               By:  Warburg, Pincus & Co., its general partner

                               By: /s/ David E. Libowitz
                                  ----------------------------------------------
                               Name:  David E. Libowitz
                               Title: Managing Director



                               WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.

                               By:  Warburg, Pincus & Co., its general partner

                               By: /s/ David E. Libowitz
                                  ----------------------------------------------
                               Name:  David E. Libowitz
                               Title: Managing Director


                               /s/ Robert T. Walston
                               -------------------------------------------------
                               Robert T. Walston

                               TECHNICAL SERVICES PARTNERS, L.P.

                               By:  Technical Service Holding, its general
                               partner

                               By: /s/ Edward Kirtman
                                  ------------------------------------------
                               Name: EDWARD KIRTMAN
                               Title VICE PRESIDENT

                                SCHEDULE 1.1(b)

            ADDITIONAL SECURITIES BENEFICIALLY OWNED BY STOCKHOLDER
            -------------------------------------------------------


                             See Schedule 1.1 (c)

                                    1 of 1

                                SCHEDULE 1.1(c)

           CONVERTIBLE SECURITIES BENEFICIALLY OWNED BY STOCKHOLDER
           --------------------------------------------------------

     The shares are subject to a Lockup Agreement entered into in connection with the initial public offering of the Company's securities.

     Stockholder is receiving a grant of 2,500,000 options under the Company's amended 1997 Stock Option Plan pursuant to the Employment Agreement and associated documents entered into concurrently herewith.

                                    1 of 1

                                 SCHEDULE 2.1

                      UNENCUMBERED SHARES OF STOCKHOLDER
                      ----------------------------------

                             See Schedule 1.1 (c)

                                    1 of 1